Exhibit 10.13

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

CARBONTRONICS, LLC

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) is made and entered into as of January 29, 1998, by and among C.C. Pace Capital, L.L.C. (“C.C. Pace Capital”), a Delaware limited liability company, Carbon Resources, Inc., a Delaware corporation (“Carbon Resources”), Meridian Energy Corporation, a Massachusetts corporation (“Meridian Energy”), Meridian Investments, Inc., a Massachusetts corporation (“Meridian Investments”), and Coal Investors, LLC, a Delaware limited liability company (“Coal Investors”).

WHEREAS, the parties formed Carbontronics, LLC (the “Company”) as a Delaware limited liability company on January 6, 1998 by filing a certificate of formation pursuant to the Limited Liability Company Act of 1992 of the State of Delaware; and

WHEREAS, this Agreement is being entered into by the Members in order to set forth in their entirety the terms and conditions with respect to the operation of the Company.

NOW, THEREFORE, in consideration of the mutual covenants, rights and obligations set forth herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which each Member hereby acknowledges, the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Unless otherwise defined herein, capitalized terms used throughout this Agreement shall have the respective meanings set forth below:

“Act” means the Delaware Limited Liability Company Act of 1992, and any successor statute, as the same may be amended from time to time.

“Adjusted Capital Account Deficit” means with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to (i) credit to such Capital Account of any amounts which such Member is obligated to restore pursuant to any provisions of this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5), and (ii) debit to such Capital Account of the items described in Treasury Regulations §§ 1.704-1(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6). The definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Agreement” means this Limited Liability Company Operating Agreement of Carbontronics, LLC, dated as of January     , 1998, as the same may be amended, modified or supplemented from time to time.

“Capital Account” means, with respect to each Member, the capital account maintained for such Member pursuant to Section 4.2 hereof.

“Capital Contribution” means, with respect to each Member, the initial contribution made by such Member as set forth on Exhibit A hereto and each additional contribution, if any, made by such Member to the capital of the Company.

“Certificate” has the meaning set forth in Section 2.1 hereof.

“Code” means the United States Internal Revenue Code of 1986, and any successor statute, as amended from time to time.

“Company” means Carbontronics, LLC, a Delaware limited liability company.

“Dispose,” “Disposing,” or “Disposition” means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest or other disposition or encumbrance (including, without limitation, by operation of law, but excluding any transfer occurring as a result of a technical dissolution), or the acts thereof.

“Entity” means any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate or other entity. All references to an Entity shall be deemed to include its successors and assigns, to the extent such succession or assignment is not restricted herein or by the Act.

“Initial Loan” shall mean the loan from Trans Pacific Stores, Ltd. as evidenced by a Promissory Note, dated January     , 1998.

“Management Committee” shall mean the committee, which shall act by majority vote unless otherwise stated herein, consisting of Timothy F. Sutherland (or other person designated by C. C. Pace Capital, L.L.C.), Frederick J. Murrell (or other person designated by Carbon Resources, Inc.), and Douglas E. Miller (or other person designated by Meridian Energy, Meridian Investments and Coal Investors, LLC).

“Member” or “Members” means any Person that has been admitted as a Member pursuant to the terms hereof.

“Member Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Treas. Reg. § 1.704-(i)(2) (determined by substituting “Member” for “partner” as used therein).

“Member Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. §§ 1.704-2(i)(1) and 1.704-2(i)(2) (substituting “Member” for “partner” as used therein).

“Member’s Percentage” means the percentage equaling the ratio of (a) the Membership Interest of the Member for whom the percentage is calculated, divided by (b) the sum of the Membership Interests of all the Members in the Company.

“Membership Interest” means the ownership interest of a Member in the Company, which shall be expressed as a percentage, which ownership interest includes, without limitation, a Member’s share of the Income and Loss of the Company and a Member’s rights to receive distributions of assets (liquidating or otherwise) and allocations according to such Member’s Percentage, and a Member’s right to receive information and to consent to or approve such actions or omissions of the Company or another Member with respect to which the consent or approval of such Member is required.

“Minimum Gain” has the meaning set forth in Treas. Reg. § 1.704-2(d). Minimum Gain shall be computed separately for each Member in a manner consistent with the Treasury Regulations under Code Section 704(b).

“Nonrecourse Deductions” has the meaning set forth in Treas. Reg. § 1.704-2(b)(1).

“Person” means any natural Person or Entity.

“Profits” or “Losses” means, for each fiscal year or part thereof, the Company’s taxable income or loss for such year determined in accordance with Code § 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) with the following adjustments: (i) any income of the Company that is exempt from U.S. federal income tax shall be added to such taxable income or loss; and (ii) any expenditures of the Company described in Code § 705(a)(2)(B) or treated as such pursuant to Treasury Regulation § 1.704-l(b)(2)(iv)(i) shall be subtracted from such taxable income or loss.

“Tax Matters Partner” has the meaning set forth in Section 7.1 hereof.

“Transferee” has the meaning set forth in Section 4.3(i) hereof.

“Transferor” has the meaning set forth in Section 4.3(i) hereof.

“Treasury Regulations” or “Treas. Reg.” means the regulations promulgated by the United States Department of the Treasury with respect to the Code, or corresponding provisions of future regulations as such regulations may be amended from time to time.

“Working Capital Loan” has the meaning set forth in Section 5.1 hereof.

Section 1.2 Construction. (a) As used herein, the singular shall include the plural and all references herein to one gender shall include the others, as the context requires.

(b) Unless otherwise expressly provided, all references to “Articles,” “Sections,” “Exhibits,” “Appendices” or “Annexes” are to Articles, Sections, Exhibits, Appendices or Annexes of this Agreement.

(c) Unless otherwise provided herein all references herein to the consent, approval or agreement of the Members shall mean the consent, approval or agreement of the Members holding a majority of the Membership Interest.

(d) The headings and captions are used in this Agreement for convenience only and shall not be considered when determining the meaning of any provisions of this Agreement.

ARTICLE II

FORMATION; OFFICES; TERM

Section 2.1 Formation of the Company. The Members hereby agree to continue the Delaware limited liability Company known as “Carbontronics, LLC” formed on January 6, 1998 by the filing of a certificate of formation (the “Certificate”) under and pursuant to Section 18-201 of the Act and the filing of a copy of the Certificate in the Office of the Secretary of State of Delaware.

Section 2.2 Name. The name of the Company is “ Carbontronics, LLC” or such other name as the Members may determine from time to time and all Company business shall be conducted in such name or such other names that comply with applicable law and as the Members may designate from time to time.

Section 2.3 Registered Agent; Principal Office in the United States; Other Offices. The registered office of the Company in the State of Delaware shall be the initial registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent designated in the Certificate or such other Person or Persons as the Members may designate from time to time in the manner provided by law. The location of the principal place of business of the Company shall be c/o Meridian Energy Corporation, 1266 Furnace Brook Parkway, Quincy, MA 02169, or such other location within or without the United States as the Members may designate from time to time, and the Company shall maintain at such location such records and other information as is described in paragraph (a) of Section 18-305 of the Act. The Company shall have such other offices within or without the United States as the Members may determine.

Section 2.4 Purpose. The purpose of the Company is to acquire by purchase or by contribution membership interests in one or more of (i) PC Kentucky Synthetic Fuel #1, L.L.C., (ii) PC Illinois Synthetic Fuel #2, L.L.C., (iii) PC Kentucky Synthetic Fuel #3, L.L.C., and (iv) PC Kentucky Synthetic Fuel #4, L.L.C., to incur or assume debts and obligations in connection therewith, to hold and deal with each such membership interest, to sell, transfer or otherwise dispose of each of such membership interests, and to collect sales proceeds and other amounts paid to the Company and pay and otherwise satisfy obligations of the Company or assumed by the Company. This Agreement shall not be amended to provide for any additional purposes except with the written consent of all Members.

Section 2.5 Term. The term of the Company commenced on January 6, 1998 and shall continue until terminated in accordance with the terms hereof.

Section 2.6 No Partnership Intended. Other than for purposes of determining the status of the Company under the Code and the Treasury Regulations and under any applicable State, municipal or other income tax law or regulation, the Members intend that the Company not be a partnership, limited partnership or joint venture and this Agreement shall not be construed to suggest otherwise; provided, however, that if the courts of any jurisdiction having jurisdiction over the Company or any of its properties do not recognize the Company as a limited liability company, for purposes of any action or suit to which the Company is a party or to which its properties are subject or for any other purpose, the Members intend that the Company is a limited partnership in such jurisdiction and shall promptly take such steps as are necessary to reflect such intention.

ARTICLE III

MEMBERS; OWNERSHIP; DISPOSITION OF INTERESTS

Section 3.1 Members; Membership Interests. The Members of the Company are C.C. Pace Capital, Carbon Resources, Meridian Energy, Meridian Investments, and Coal Investors, each of which is hereby admitted to the Company, and any other Entity as may be properly admitted as a Member pursuant to the terms hereof. The Membership Percentage of each party hereto shall be as shown on Exhibit A attached hereto.

Section 3.2 Property. All property owned by the Company, whether real or personal, tangible or intangible, and wherever located, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any ownership of such property. The Company may hold its property in its own name or in the name of a nominee, which may be one of the Members or an affiliate thereof, or any trustee or agent designated by the Members.

Section 3.3 Disposition of Membership Interests. (a) No Membership Interest may be Disposed of, in whole or in part, without the prior written consent of all of the Members, which consent may be withheld by any such Member in its sole discretion.

(b) The Person to which a Membership Interest is sold, assigned, transferred or exchanged shall have no right to be admitted as a Member of the Company unless (i) the Membership Interest is sold, assigned, transferred or exchanged by a Member who was properly admitted as such pursuant to the terms hereof, (ii) each Member effecting the sale, assignment, transfer or exchange and the Person to whom the Membership Interest is sold, assigned, transferred or exchanged executes and delivers a document to the other Members containing a representation and warranty by each Member effecting such sale, assignment, transfer or exchange and the Person to which such Membership Interest is sold, assigned, transferred or exchanged to the effect that such sale, assignment, transfer or exchange was made in accordance with all laws and regulations, including securities laws, applicable to such Member or Person, as appropriate, and (iii) all of the requirements of Section 3.3(c) hereof are satisfied with respect to such admission.

(c) Subject to the provisio in Section 3.3(a) above, a Person to whom a Membership Interest is sold, assigned, transferred or exchanged shall be admitted as a Member of the Company if (i) all of the existing Members consent to such admission, which consent may be withheld by any such Member in its sole discretion, and (ii) the Members receive a document setting forth (A) the notice and payment address and facsimile number of the Person to be admitted to the Company as a Member, (B) the written acceptance by such Person of all the terms and provisions of this Agreement, (C) an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being obtained, (D) a power of attorney in the form of Section 9.1 hereof executed by such Person and (E) the effective date of the sale, assignment, transfer or exchange.

Section 3.4 Admission of Additional Members. Additional Persons may be admitted as Members in the Company, without the sale, assignment, transfer or exchange by an existing Member of all or any part of its Membership Interest, only with the consent of all of the existing Members, which consent may be withheld by any such Member in its sole discretion, and upon the making of such Capital Contribution, if any, as all of the existing Members shall require from such Person. In such event, the Member’s Percentage of the existing and the additional Member or Members shall be adjusted or assigned, as the case may be, in accordance with the written agreement of all Members including the additional Member or Members.

Section 3.5 Liability of Members. No Member shall have any personal liability for any obligation of the Company, whether such obligations arise in contract, tort or otherwise, except to the extent that any such obligations are expressly assumed in writing by such Member.

Section 3.6 Resignation or Withdrawal of Members. A Member does not have the right or power to resign or withdraw from the Company as a Member unless an additional Member or Members have been properly admitted in accordance with Section 3.3 or 3.4 hereof such that there are at all times a minimum of two Members in the Company.

ARTICLE IV

CAPITAL CONTRIBUTIONS AND ACCOUNTS

Section 4.1 Capital Contributions. (a) The Members shall make their initial respective Capital Contributions as set forth in Exhibit A and, thereafter, except with respect to any additional Members as provided in Section 3.4, no Member shall have any obligation to contribute to the capital of the Company. Upon making its initial Capital Contribution, as provided in Exhibit A and as provided under the terms of Section 3.4 with respect to any additional Members, each Member shall be entitled to its Membership Interest in the Company.

(b) Except as may be required by law or upon dissolution of the Company, or in respect of any negative balance resulting from a withdrawal of capital or a distribution in contravention of this Agreement, at no time during the term of the Company shall a Member with a negative balance in its Capital Account have any obligation to the Company or to the other Members to restore such negative balance.

Section 4.2 Capital Accounts. Each Member’s Capital Account shall be maintained on the books of the Company for each Member and the balance of each Member’s Capital Account shall be initially equal to such Member’s capital contribution set forth in Section 4.1(a) hereof, and shall be (i) increased by (A) the aggregate amount of such Member’s additional Capital Contributions to the Company, (B) the fair market value of property contributed by such Member to the Company after the date hereof, net of liabilities secured by such property that the Company is considered to assume or take subject to under § 752 of the Code, and (C) Profits and items of income and gain allocated to such Member in accordance with its Membership Interest, and (ii) shall be decreased by (A) cash distributions to such Member from the Company, (B) the fair market value of property distributed in kind to such Member, net of liabilities secured by such property that such Member is deemed to assume or take subject to under Code § 752, and (C) Losses and items of loss or deduction allocated to such Member in accordance with its Membership Interest. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with § 1.704-1(b) of Treasury Regulations pursuant to the Code and shall be interpreted and applied in a manner consistent with such regulation. To the extent such provisions are inconsistent with such regulations or are incomplete with respect thereto, the Capital Accounts of the Members shall be maintained in accordance with such regulations.

Section 4.3 Allocation of Profits and Losses. (a) Profits and Losses of the Company for each fiscal year shall be allocated pro rata to the Members according to each Member’s Percentage.

(b) Every item of income, gain, loss, deduction, credit or tax preference entering into the computation of Profits and Losses, or applicable to the period during which such Profits or Losses were recognized, shall be considered allocated to each Member in the same proportion as Profits or Losses are allocated to such Members.

(c) [Intentionally Omitted].

(d) Distributions to the Members shall be shared pro rata according to each Member’s Percentage. Unless each of the Members otherwise agrees to the contrary, all net cash flow available for distribution shall be distributed to the Members promptly following the end of each fiscal quarter of the Company. Immediately prior to a distribution of property other than cash, the Capital Accounts shall be adjusted as provided in Treasury Regulation § 1.704-1(b)(2)(iv)(f).

(e) Nonrecourse Deductions for any fiscal year or other period shall be specifically allocated to the Members in the same proportion as net Profits and net Losses are allocated under Section 4.3 hereof in such year. Any Member Nonrecourse Deductions for any fiscal year or other period shall be specifically allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Deductions, attributed in accordance with Treas. Reg. § 1.704-2(i). In order to comply with the “minimum gain chargeback” requirements of Treas. Reg. §§ 1.704-2(f)(l) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member’s share of Minimum Gain and/or Member Nonrecourse Debt Minimum Gain during a Company taxable year, such Member shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Treas. Reg. §§ 1.704-2(f)(l) and 1.704-2(i)(4) before any other allocation is made. It is the intent of the parties hereto that any allocation pursuant to this Section 4.3(e) shall constitute a “minimum gain chargeback” under Treas. Reg. §§ 1.704-2(f) and 1.704-2(i)(4).

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code § 734(b) or Code § 743(b) is required, pursuant to Treasury Regulations § 1.704-1 (b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulations § 1.704-l(b)(2)(iv)(m).

(g) The allocation of Profits and Losses, pursuant to this Section 4.3, shall not result in any Member having an Adjusted Capital Account Deficit at the end of any fiscal year.

(h) In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations §§ 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or 1.7O4-l(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 4.3(h) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after making all other allocations provided for hereunder on the basis that the allocation provisions of this Section 4.3(h) are of no force or effect and such allocation does not create or increase an Adjusted Capital Account Deficit of any other Member.

(i) If a Membership Interest has been Disposed of during a fiscal year, distributions and allocations shall be made, as among the party or parties Disposing of the Membership Interest (the “Transferor(s)”) and the party or parties to whom the Membership Interest is Disposed (the “Transferee(s)”), to the Person owning the Membership Interest on the date of the distribution. Profits, Losses and items allocated under this Section 4.3 (other than income or loss from a capital event) shall be allocated by the number of days each Person held the Membership Interest (except if the Transferor and the Transferee agree to the contrary and so advise the other Members in writing within 10 days after the end of the fiscal year in which the assignment occurs) and Profits or Losses from any capital event shall be allocated to the holder of the Membership Interest on the day the capital event occurred during such fiscal year.

(j) In connection with any distribution, whether upon winding up of the Company or otherwise and whether or not it shall constitute a return of capital, no Member shall have the right to demand or receive property other than cash, although the liquidator may distribute property other than cash. No Member shall have priority over any other Member either as to the return of its Capital Contribution or as to allocation of Profits or Losses of the Company.

(k) If any Company property has a book value different from its adjusted tax basis to the Company for U.S. federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder, or otherwise), allocations of taxable income, gain, loss and deductions under this Section 4.3(k) with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in the same manner as under Code Section 704(c) or the principle set forth in Treasury Regulation § 1.704-l(b)(2)(iv)(g), as the case may be. Each item of income, gain, loss, deduction and credit and all other items governed by Code § 702(a) shall be allocated among the Members in proportion to the allocation of Profits, Losses and other items to such Members hereunder, provided that any gain recognized from any Disposition of a Company asset which is treated as ordinary income because it is attributable to the recapture of any depreciation or amortization shall be allocated among the Members in the same ratio as the prior allocations of Profits, Losses or other items which include such depreciation or amortization, but not in excess of the gain otherwise allocable to each such Member. Except as set forth in this Section 4.3(k), allocations for tax purposes of items of income, gain, loss and deduction, and credits and basis therefor, shall be made in the same manner as allocations for book purposes as set forth in Section 4.3(a) hereof. Allocations pursuant to this Section 4.3(k) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

ARTICLE V

WORKING CAPITAL LOANS

Section 5.1 Working Capital Loans. (a) The Management Committee may from time to time, but not more frequently than once in any calendar month, request each Member to make a working capital loan (each a “Working Capital Loan”) to the Company. Such request shall specify the amount requested, the date such Working Capital Loan shall be made and the Entity or account (which may be an account maintained by the Company) to which the proceeds thereof shall be paid, and shall further state that the proceeds of the Working Capital Loan will be utilized to pay only authorized expenses of the Company. Upon the receipt of an authorized request for a Working Capital Loan, each Member may, but shall not be obligated to, fund their respective portions of such Working Capital Loan pro rata with their respective Membership Interests. Should any Member decline to fund its portion of a request for a Working Capital

Loan, then the Members funding their respective portions of the Working Capital Loan shall have the right, but not the obligation, to fund the non-funding Member’s portion of the Working Capital Loan on a pro rata basis in accordance with their Membership Percentages (or in such other amounts as such Members may determine).

(b) Interest shall accrue on the outstanding principal balance of the Working Capital Loans at a variable rate per annum equal to London Interbank Offered Rate (“LIBOR”) in effect from time to time, plus 300 basis points. The initial interest rate shall be based on LIBOR in effect on the first banking day of the month in which such Working Capital Loan is requested. Any change in the interest rate for Working Capital Loans resulting from a change in LIBOR shall be effective on the first banking day of the first month following the month in which such change occurs. Interest on Working Capital Loans shall be compounded monthly. Interest and principal on Working Capital Loans shall be payable out of available net cash flow of the Company on the first banking day of each month prior to any payments of principal and interest in respect of Development Loans and to any distributions to Members. After payment of all interest then due on outstanding Working Capital Loans, remaining available net cash flow shall be applied to repay the outstanding principal amount of Working Capital Loans.

ARTICLE VI

MANAGEMENT AND OPERATION; INDEMNITIES

Section 6.1 Management by Members. Except for situations in which or actions as to which this Agreement specifically reserves to an individual Member the exclusive authority to act or to grant or withhold consent or approval of an action, or which require unanimous-consent of the Management Committee, the Management Committee by a majority vote shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company, to make all decisions regarding the same and to perform all other acts or activities customary or incident to the management of the Company’s business. In addition to the powers now or hereafter granted to the Management Committee of a limited liability company under applicable law or which are granted to the Management Committee under any other provision of this Agreement, but subject to the limitations contained herein, the Management Committee shall have full power and authority to do all things deemed necessary or desirable by such Management Committee, in such Management Committee’s sole discretion, to conduct the business of the Company in the name of the Company including, without limitation:

(a)	subject to Section 2.4, the determination of the business activities in which the Company will participate;

(b)	the making of expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness, and the incurring of any obligations it deems necessary or advisable for the conduct of the business activities of the Company;

(c)	the acquisition, Disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Company;

(d)	the use of the assets of the Company (including, without limitation, cash on hand) for any purpose it sees fit, including, without limitation, the financing of operations of the Company, the lending of funds to other Persons, the repayment of obligations of the Company, the conduct of additional Company business activities and the acquisition of properties and other assets:

(e)	the negotiation and execution on terms deemed desirable to the Company and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of Company business activities or the implementation of its powers under this Agreement;

(f)	the distribution of cash or other assets of the Company;

(g)	the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(h)	the maintenance of such insurance for the benefit of the Company as it deems necessary;

(i)	the formation of any limited or general partnerships, joint ventures, corporations, or other relationships that it deems desirable, and the contribution to such partnerships, joint ventures or corporations of assets and properties of the Company; and

(j)	the control of any matters affecting the rights and obligations of the Company, including the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation.

(k)	the making of any loans, guaranties or extensions of credit;

(l)	the making of any capital expenditure or acquiring of assets for the Company, not to exceed $100,000 for any single capital expenditure, acquisition, expansion or modification or $25,000 in the aggregate for any series of capital expenditures, acquisitions, expansions or modifications, excluding however any payment relating to replacement or repair in the ordinary course of business;

(m)	the making of any expenditure for the acquisition by or on behalf of the Company of any interest in real property (whether by lease, purchase or otherwise).

Section 6.2 Administrative Powers, Authority and Obligations of Meridian Energy. (a) Until such time as the Management Committee advises Meridian Energy in writing of the determination to withdraw the authority granted in this Section 6.2, Meridian Energy, in its capacity as a Member, and in addition to the other rights and duties of the Management Committee set forth herein, and subject to any limitations contained in the Act, applicable laws, and Sections 6.1, 6.2(c) and 6.3 or any other provision hereof, shall be responsible for administration of the day-to-day affairs of the Company and shall be authorized to do on behalf of the Company all things which, in its reasonable judgment, are necessary, proper or desirable to carry out such responsibility, including but not limited to the right, power and authority from time to time to do the following:

(i)	To cause to be paid all amounts due and payable by the Company to any Person and to collect all amounts due to the Company;

(ii)	To pay any and all fees and to make any and all expenditures, not to exceed $100,000 in each instance or $1,000,000 in the aggregate in any year, which it deems necessary or appropriate in connection with the organization of the Company, the Disposition of Membership Interests, the management of the affairs of the Company, and the carrying out of its obligations and responsibilities under this Agreement and the Act, and to enforce all rights of the Company;

(iii)	To enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments necessary or appropriate to carry on the business of the Company as set forth herein;

(iv)	To cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company, unless the same are contested in good faith by the Members or, at the direction of the Members, by it;

(v)	To file all applications by the Company for, or accept, necessary permits, licenses and other governmental approvals, or any amendment to or withdrawal or termination of such applications or governmental approvals;

(vi)	To establish and maintain one or more accounts for and in the name of the Company in such financial institutions as it may from time to time designate, subject to Section 7.5 hereof;

(vii)	To cause to be made the payments in respect of Working Capital Loans under Section 5.1 hereof and periodic distributions to the Members required by and in accordance with the provisions of this Agreement and to provide an accurate accounting thereof to each Member at the time of each such payment and distribution;

(viii)	With respect to all of its obligations, powers and responsibilities under this Section 6.2, to execute and deliver, for and on behalf of the Company, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, deeds of trust and other security instruments and agreements as it is authorized to execute and deliver pursuant to this Section 6.2(a) or which the Members deem proper, all on such terms and conditions as it or the Members, as the case may be, deems proper;

(ix)	To borrow the Initial Loan;

(x)	Upon the closing of its Initial Loan, the Company shall pay C.C. Pace Capital and Meridian Energy for their payments to Carbontec Energy Corporation for amounts due under the Carbontec Sub-License Agreement.

(b) So long as Meridian Energy maintains the administrative powers granted under this Section 6.2, Meridian Energy, in its capacity as a Member, shall:

(i)	take all actions which may be necessary or appropriate for continuing the Company’s valid existence as a limited liability company under the laws of the State and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged;

(ii)	devote to the Company such time as may be necessary for the proper performance of its duties hereunder;

(iii)	prepare or cause to be prepared and file on or before the due date (or any extensions thereof) any and all federal, state or local tax returns required to be filed by the Company, and cause the Company to pay any taxes payable by the Company; and

(iv)	cause the Company to maintain liability and casualty insurance in amounts and with coverages consistent with prudent commercial standards and with insurers of recognized responsibility, with each such policy naming each Member as an additional insured.

(c) Unless the Management Committee, by unanimous vote, have approved in writing any of the following actions proposed to be taken by Meridian Energy pursuant to the authority granted to it pursuant to this Section 6.2, Meridian Energy shall not have the authority to take any of the following actions:

(i)

during the course of any calendar year, sell, lease, abandon, mortgage or pledge, or otherwise dispose of, in a transaction or series of transactions, two and one-half percent (2.5%) or more of the then fair market value of the assets of the Company (except for the sale of other assets which are replaced by assets of an equivalent or greater value or have become obsolete or of no further value to the operation of the Company and except in connection with any security interest granted in all or any portion of the Company’s assets pursuant to the terms of any loan agreement or other instrument approved by all the Members), or merge or consolidate the Company with any other Person;

(ii)	enter into any agreement with a term greater than one year if the cost or value of the goods or services to be acquired by the Company pursuant thereto could reasonably be expected to exceed an aggregate of $100,000 per year, other than agreements made in the ordinary course of the Company’s business and other than agreements which are expressly consented to in advance by all of the Members;

(iii)	terminate or dissolve or wind up the Company;

(iv)	commence a voluntary proceeding in bankruptcy in the name of the Company or make a general assignment for the benefit of creditors;

(v)	possess any assets of the Company, or assign or transfer rights in specific assets of the Company to itself or for other than a Company purpose;

(vi)	confess a judgment against the Company which makes it impossible to carry on the business of the Company, or otherwise settle or compromise any action, suit or claim requiring the payment by the Company of any amount in excess of $10,000; provided, however, that Pace Capital shall have no authority to settle any such action, suit or claim that admits any criminal violation or material allegation of wrongdoing or misconduct;

(vii)	admit a substitute Member or additional Member except in accordance with the provisions of Section 3.4 hereof;

(viii)	cause the Company to make a loan to it or any of its affiliates;

(ix)	transact any business with any Member or any affiliate thereof for goods or services, except where such transaction is effectuated on terms not less favorable to the Company than would be available in a bona fide arms-length transaction with a Person that is not a Member or an affiliate thereof;

(x)	conduct or carry on the business of the Company through any entity other than the Company;

(xi)	elect to be governed by any amendment to the Act or by a succeeding or successor statute of a State governing limited liability companies;

(xii)	select or modify the terms of employment of the managing director of the Company; or

(xiii)	make any expenditure for the acquisition by or on behalf of the Company to acquire any membership or other ownership interest or right in any other Person (whether by purchase, option, or otherwise).

Section 6.3 Unanimous Decisions. Notwithstanding any other provisions of this Agreement to the contrary, the following decisions or actions shall require the unanimous consent of the Members:

(a) To enter into any business activity or undertaking other than those purposes set forth in Section 2.4 of this Agreement;

(b) Other than repayment for or work associated with the Initial Loan, to pay salaries or fees directly or indirectly to any Member or any affiliate or employee of a Member;

(c) To sell or otherwise Dispose of all or substantially all of the assets of the Company;

(d) Upon the Disposition of one or more of the Project Companies or the assets of one or more of the Project Companies, to incur any liability or costs which would reduce by more than $100,000 per year the amount of proceeds to be distributed to the Members;

(e) To amend this Agreement in any manner;

(f) To transfer any Membership Interest or add any member;

(g) To perform any act that would subject the Members to liability in any jurisdiction beyond the limits of each Member’s Membership Interest; and

(h) To refrain from performing any act if such failure would subject the Members to liability in any jurisdiction beyond the limits of each Member’s Membership Interest.

Section 6.4 Indemnities. (a) No Member, in its capacity as such, shall be liable, responsible or accountable in damages or otherwise to the Company or to any successor, assignee or transferee thereof for any act or omission performed or omitted by it in good faith pursuant to authority granted to it by this Agreement and in a manner reasonably believed by it to be within the scope of authority granted to it by this Agreement and in the best interests of the Company.

(b) The Members do not guarantee, and shall not be liable for, the return of all or any portion of the Capital Contribution of any Member or the payment of any distributions to any

Member (or any assignee, successor or transferee thereof), it being expressly agreed that any such return of all or any portion of a Capital Contribution or payment of distributions shall be made solely from the assets of the Company (which shall not include any right of contribution from the Members) in accordance with this Agreement.

(c) The Company shall indemnify, defend and hold harmless (i) each Member, as such, and (ii) any of the Company’s agents, employees, advisors and consultants, in their respective capacities as such, from and against any loss, liability, damage, cost or expense (including reasonable attorneys’ fees and expenses) arising out of or in defense of any demands, claims or lawsuits (derivative and otherwise) against the Company or such other Person, in or as a result of or relating to its capacity, actions or omissions or an affiliate thereof or as an officer, director, employee or controlling Person of any of them, or as an officer, manager, agent, employee, advisor or consultant of the Company, concerning the business or activities undertaken on behalf of the Company; provided, however, that there shall be no indemnification hereunder to the extent that the acts or omissions of the Members or such other Person (x) were not taken or made in accordance with the standard set forth in Section 6.4(a) hereof, (y) constitute gross negligence, intentional misconduct or fraud, or (z) have violated such other standard of conduct as under applicable law prevents indemnification hereunder.

(d) The Members and any other Person indemnified by the Company pursuant to Section 6.4(c) hereof shall be entitled to receive, upon request, advances to cover the costs of defending any claim or action against such Person; provided, however, that such advances shall be repaid to the Company, with interest, to the extent the actions or omissions of such Member or other Person are found by a court of competent jurisdiction upon entry of a final judgment not to have been taken or made in accordance with the standard set forth in Section 6.4(a) hereof or constitute gross negligence, intentional misconduct or fraud. All rights of the Members and others to indemnification hereunder shall survive the dissolution of the Company and the removal, dissolution or insolvency of any of the Members or the death, retirement, removal, dissolution, incompetency or insolvency of an agent, employee, advisor, consultant or other indemnifiable Person, provided that a claim for indemnification hereunder is made by or on behalf of the Person seeking such indemnification prior to the time distribution in liquidation of the assets of the Company is made.

(e) If the Company is made a party to any claim, dispute or litigation or otherwise incurs any loss, liability, damage, cost or expense by reason of the breach of the standard set forth in Section 6.4(a) hereof or due to an act or omission constituting gross negligence, intentional misconduct or fraud by any Member or such other Person as has been indemnified under Section 6.4(c) hereof, such Member or other Person shall indemnify and reimburse the Company for all loss, liability, damage, cost and expense incurred thereby (including reasonable attorney’s fees and expenses); provided, however, that such Member or other Person shall have been found by a court of competent jurisdiction upon entry of a final judgment to have violated such standard or taken such act or made such omission.

(f) The liability of the Company under this Section 6.4 is limited to the assets of the Company.

ARTICLE VII

TAX MATTERS

Section 7.1 Tax Returns; Tax Matters Partner. (a) The Company shall file a partnership tax return in the United States at the end of each fiscal year and for tax purposes it is the intent of the Members that the Company be taxed as a partnership in the United States for U.S. federal, state, and local tax purposes. The Members shall appoint one Member to be the “Tax Matters Partner” for U.S. federal income tax purposes pursuant to Section 6231 of the Code with respect to all taxable years of the Company. The Tax Matters Partner shall prepare or cause to be prepared all tax returns required of the Company.

(b) The Tax Matters Partner shall, to the extent permitted by applicable law and regulations, and upon obtaining any necessary approval of the United States Commissioner of Internal Revenue, elect to use such methods of depreciation, and make all other U.S. federal income tax elections in such manner, as it determines to be most favorable to the Members. The Tax Matters Partner shall at the Company’s expense defend all tax audits and litigation with respect to the Company’s tax returns, and shall not undertake any act which would cause the books, records, or tax returns of the Company or the Members to be inconsistent with such acts, elections and steps taken by the Company.

(c) The Tax Matters Partner shall, upon the written request of any Member, cause the Company to file an election under Code Section 754 and the Treasury Regulations thereunder to adjust the basis of the Company’s assets under Code Section 734(b) or 743(b) and a corresponding election under the applicable sections of U.S. state and local law.

Section 7.2 Accounting of Profits and Losses. The Company shall maintain its books and records and shall determine all items of Profits and Losses and distributions on an accrual basis in accordance with principles applicable in determining taxable income or loss for federal income tax purposes for partnerships and consistent with accounting methods used by the Company in determining taxable income or loss for U.S. federal income tax purposes. The Company shall also keep all other records necessary or convenient to record the Company’s business and affairs and sufficient to record the determination and allocation of all Profits, Losses, distributions and other amounts as may be provided for herein.

Section 7.3 Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, there shall be prepared and delivered to each Member a financial statement for the Company consisting of the following: (a) income statements and balance sheets for such fiscal year showing separately the computation of Profits or Losses; (b) the amount of the distributions to the Members and the effect of such distributions on the balance sheet of the Company and the Capital Accounts of each Member; and (c) a report setting forth in sufficient detail all such information and data with respect to the business transactions effected by or involving the Company during such fiscal year as shall enable each Member to prepare all its tax returns in accordance with all relevant laws, rules and regulations then prevailing.

Section 7.4 Books and Records. The books and records of the Company shall be available to each Member or its representatives for inspection and audit upon reasonable notice during normal business hours at the principal office of the Company. The Company shall cause the auditors to cooperate in such inspection and audit and to provide any of their work papers requested in connection therewith.

Section 7.5 Bank Accounts. The operating bank accounts of the Company shall be maintained in such bank or banks as may be designated and withdrawals from said accounts shall be made as the Members shall determine. The funds of the Company shall be deposited in such account or accounts as are designated by the Members. The Members may, at their discretion, deposit funds of the Company in a central disbursing account maintained by or in the name of one of the Members in which funds of other Persons are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Company on deposit in such account and interest accrued with respect to such funds as credited to the Company.

Section 7.6 Fiscal Year. The fiscal year of the Company shall end on the 31st day of December of each calendar year.

ARTICLE VIII

DISSOLUTION AND WINDING-UP

Section 8.1 Events of Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

(a) the written consent of all Members; or

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Section 8.2 Distribution of Assets. Upon the occurrence of one of the events set forth in Section 8.1 hereof, the remaining Members of the Company shall appoint one or more liquidator(s) and the liquidator(s) shall distribute the assets of the Company in the following order of priority:

first, payments of, or adequate provision for, the debts and obligations of the Company to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Company;

second, establishment of such reserves as the remaining Members or the liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

third, payment of loans to the Company by a Member, pro rata, according to the relative amounts of such unpaid loans;

third, payment of loans to the Company by a Member, pro rata, according to the relative amounts of such unpaid loans;

fourth, the balance, if any, of the assets of the Company to the Members having positive Capital Accounts pro rata in accordance with their relative respective positive Capital Accounts after taking into account the allocation of all Profits or Losses allocated pursuant to this Agreement for the fiscal year(s) in which the Company is liquidated; and

fifth, the balance, if any, of the assets of the Company to the Members pro rata in accordance with their respective Member’s Percentages.

The reserves established pursuant to provision “second” above shall be paid over to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the remaining Members or the liquidator deems advisable, such reserves shall be distributed to the Members or their assigns in the priority set forth in provisions “third” through “fifth” above.

Section 8.3 In-Kind Distributions. The liquidator(s) may make distributions of the Company’s assets in kind. The choice of which, if any, Company assets are to be distributed in kind shall be within the sole discretion of the liquidator(s) and shall be binding upon all Members. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all the power and authority of the Members. With respect to any assets distributed in kind, such assets shall be deemed to have been sold at fair market value for purposes of applying the Profit and Loss provisions of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Power of Attorney. Each Member, by execution of this Agreement or a counterpart hereof, irrevocably constitutes and appoints Carbon Resources, with full power of substitution, its agent and attorney-in-fact in its name, place and stead to make, execute, swear to, verify, acknowledge, amend, file, record, deliver and publish (a) any certificate of limited liability company or amendments to any certificate of limited liability company required to be filed by or on behalf of the Company pursuant to the Act, (b) a counterpart of any amendment to this Agreement for the purpose of substituting as a Member an assignee or assignees of a Member or for the purpose of admitting a Transferee or an additional Member, (c) a counterpart of this Agreement for the purpose of filing or recording such counterpart, if necessary, in any jurisdiction in which the Company may own property or transact business, (d) all certificates and other instruments necessary to qualify or continue the Company as a limited liability company in the jurisdictions where the Company may own property or transact business, (e) any other instrument which is now or which may hereafter be required by law to be filed by or on behalf of the Company which does not increase the obligations of any Member, and (f) any other certificates or instrument necessary, advisable or appropriate to conduct the business and affairs of the Company which do not increase the obligations of any Member. The power of attorney granted by this Section 9.1 is irrevocable and shall survive the assignment or transfer by any Member of all or any part of its interest in the Company (including its Membership Interest) and, being coupled with an interest, shall survive the incapacity or other legal disability of each such Member. Any Person dealing with the Company may, without further inquiry, conclusively presume and rely upon the fact that any certificate or instrument described in this Section 9.1 and executed by such agent and attorney-in-fact is authorized, valid and binding.

Section 9.2 Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail, certified or registered, return receipt requested, postage prepaid, (c) by prepaid telegram, telex, cable, telecopy, or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (a) or (b) above), or (d) by expedited delivery service (charges prepaid) with proof of delivery, to the parties at the addresses shown on Exhibit A.

Section 9.3 Amendment. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by all the Members.

Section 9.4 Partition. Each of the Members hereby irrevocably waives, to the extent it may lawfully do so, any right that such Member may have to maintain any action for partition with respect to the Company property.

Section 9.5 Waivers and Modifications. (a) This Agreement constitutes the entire agreement of the Members with respect to the subject matter hereof and supersedes any and all prior and contemporaneous contracts, understandings, negotiations and agreements with respect to the Company and the subject matter hereof, whether oral or written.

(b) Any waiver or consent, express, implied or deemed, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that Person or its rights with respect to that default until the applicable statute of limitations period has lapsed. All waivers and consents hereunder shall be in writing and shall be delivered to the other Members in the manner set forth in Section 9.2 hereof. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

Section 9.6 Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

Section 9.7 No Third-Party Beneficiaries. Subject to the restrictions set forth in Section 3.3 hereof, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Members that this Agreement shall not be construed as a third-party beneficiary contract.

Section 9.8 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

Section 9.9 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 9.10 Arbitration. The Members agree that any claim or controversy arising hereunder, which the Members are unable to resolve in good faith, shall be finally resolved and settled exclusively by arbitration in the Washington, D.C. area by a panel of three (3) arbitrators under the American Arbitration Association’s Commercial Arbitration Rules then in effect. The arbitrators shall have authority to enter an award which includes injunctive relief or specific performance; provided, however, the arbitrators shall have no authority to award punitive or exemplary damages against any Member.

Section 9.11 Recourse. The sole recourse of the Company or any Member for performance of the obligations of a particular Member hereunder shall be against such Member and its assets and not against any assets or property of any present or future shareholder, officer, employee, servant, executive, director, agent, authorized representative or affiliate of such Member.

Section 9.12 Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if both signing Members had signed the same document. All counterparts shall be construed together and constitute the same instrument.

Section 9.13 Attorneys’ Fees. Should any Member employ an attorney for the purpose of enforcing this Agreement in any lawful arbitral or judicial proceeding, the prevailing Member shall be entitled to receive from the other Party reimbursement for all attorney’s fees and costs. A “Prevailing Party” means a Party prevailing on all material issues in dispute as determined by the trier of fact.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first set forth above.

C.C. PACE CAPITAL, L.L.C. By Its Members:

C.C. PACE RESOURCES, INC.

By:	/s/ Thomas E. Hirsch II
Name: Thomas E. Hirsch II
Title: Senior Vice President

CHELSEA VIRGINIA, L.L.C.

By:	/s/ James R. Treptow
Name: James R. Treptow
Title: Managing Member

CARBON RESOURCES, INC.

By:	/s/ Frederick J. Murrell
Name: Frederick J. Murrell
Title: President

MERIDIAN ENERGY CORPORATION

By:	/s/ Douglas E. Miller
Name: Douglas E. Miller
Title: President

MERIDIAN INVESTMENTS, INC.

By:	/s/ John F. Boc
Name: John F. Boc
Title: President

COAL INVESTORS, L.L.C. By Its Members:

QUINCE ASSOCIATES

By:	/s/ John P. Hill, Jr.
Name: John P. Hill, Jr.
Title: President

/s/ John F. Boc
John F. Boc

/s/ John P. Casey
John P. Casey

/s/ John P. McDonough
John P. McDonough

EXHIBIT A

Member	Member’s Percentage	Amount of Capital Contributions
C.C. Pace Capital, L.L.C. 4401 Fair Lakes Court Suite 400 Fairfax, Virginia 22033	25%	$250.00

Carbon Resources, Inc. 111 3rd Ave., West Suite 140 Bradenton, FL 34205	25%	$250.00

Meridian Energy Corporation 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	17%	$170.00

Meridian Investments, Inc. 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	8%	$80.00

Coal Investors, LLC c/o 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	25%	$250.00

CARBONTRONICS, LLC

Amendment to Operating Agreement

Admitting Subscriber as a Member

THIS AMENDMENT (“Amendment”) to the Operating Agreement of Carbontronics, LLC, a Delaware limited liability company (the “Company”), is made this          day of February, 1998, by and among C.C. Pace Capital, L.L.C., a Delaware limited liability company, Carbon Resources, Inc., a Delaware corporation, Meridian Energy Corporation, a Massachusetts corporation, Meridian Investments, Inc., a Massachusetts corporation, and Coal Investors, LLC, a Delaware limited liability company (each a “Member” and collectively the “Members”), and Gencor Industries, Inc. (the “Subscriber”).

The Members are parties to an Operating Agreement for the Company dated February 3, 1998 (the “Operating Agreement”). Any terms used in this Amendment which are defined in the Operating Agreement and are not defined herein shall have the meanings assigned to them in the Operating Agreement. The Subscriber has acquired an interest in the Company from the Company, and the remaining Members have agreed to admit the Subscriber as a Member and to modify the Operating Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. Admission of Subscriber. The Subscriber is hereby admitted as a Member.

2. Amendment of Operating Agreement. The Operating Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with Exhibit A attached hereto. Except as specifically set forth herein, the Operating Agreement is hereby ratified and affirmed.

3. Consent to Agreement by Subscriber. The Subscriber hereby consents to and agrees to be bound by all the terms of the Operating Agreement, as amended by this Amendment.

4. Conflicting Terms. Wherever the terms and conditions of this Amendment and the terms and conditions of the Operating Agreement conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Operating Agreement.

5. Authorized Person. The Members authorize John F. Boc to execute such agreements and certificates in the Company’s name and on behalf of the Company as necessary or proper to effectuate the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the day and year first above written.

C.C. PACE CAPITAL, L.L.C.
By Its Members:

C.C. PACE RESOURCES, INC.

By:
	Name:	Timothy F. Sutherland
	Title:	President

CHELSEA VIRGINIA, L.L.C.

By:
	Name:	James R. Treptow
	Title:	Managing Director

2

CARBON RESOURCES, INC.

By:	/s/ Frederick J. Murrell
	Name:	Frederick J. Murrell
	Title:	President

MERIDIAN ENERGY CORPORATION

By:	/s/ Douglas E. Miller
	Name:	Douglas E. Miller
	Title:	President

MERIDIAN INVESTMENTS, INC.

By:	/s/ John F. Boc
	Name:	John F. Boc
	Title:	President

COAL INVESTORS, LLC By Its Member:

/s/ John F. Boc
John F. Boc

GENCOR INDUSTRIES, INC.

By:	/s/ John F. Boc
Name:
Title:

3

EXHIBIT A

Member	Member’s Percentage	Amount of Capital Contributions
C.C. Pace Capital, L.L.C. 4401 Fair Lakes Court Suite 400 Fairfax, Virginia 22033	20%	$250.00
Carbon Resources, Inc. 111 3rd Ave., West Suite 140 Bradenton, FL 34205	20%	$250.00
Meridian Energy Corporation 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	13.6%	$170.00
Meridian Investments, Inc. 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	6.4%	$80.00
Coal Investors, LLC c/o Meridian Energy Corporation 1266 Furnace Brook Parkway Quincy, Massachusetts 02169	20%	$250.00
Gencor Industries, Inc. 5201 N. Orange Blossom Trail Orlando, FL 32810	20%	CONSIDERATION FROM LETTER AGREEMENT DATED 1/10/98

SUBSCRIPTION AGREEMENT

February 20, 1998

Carbontronics, LLC

c/o Meridian Energy Corporation

1266 Furnace Brook Parkway

Quincy, MA 02169

Gentlemen:

The undersigned hereby offers to purchase a 20% interest (the “Interest”) in Carbontronics, LLC (the “Company”), a Delaware limited liability company, including a 20% interest in the profits, losses, distributions and capital of the Company, in exchange for the consideration listed in a letter agreement between the Company and the undersigned dated January 10, 1998.

This offer is made on the following terms:

1. The undersigned understands that the Interest is being issued without registration under the Securities Act of 1933, as amended (the “Act”), and under any applicable state securities law, pursuant to an exemption from registration contained in the Act and any applicable state securities law. The undersigned acknowledges that these exemptions only exempt the issuance of the Interest by the Company to the undersigned and not any sale or other disposition of the Interest, or any part thereof, by the undersigned.

2. The undersigned represents to the Company that the Interest is being acquired for private investment for its own account with no intention of distribution to others. The undersigned has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person, or to have any such person sell, transfer or otherwise distribute for the undersigned, the Interest, and the undersigned is not presently engaged, nor does the undersigned plan to engage within the presently foreseeable future, in any discussion with any person relative to such sale, transfer or other distribution of the Interest, or any part thereof.

3. The undersigned acknowledges that it has received no general solicitation or general advertising regarding the Interest.

4. The undersigned represents to the Company that it has such knowledge and experience of financial and business matters that it is capable of evaluating the merits and risks of a purchase of the Interest. Further, the undersigned represents to the Company that it has the ability to bear the economic risk of the Interest indefinitely, understanding that it has not been registered under the Act or any applicable state securities law, and that the undersigned can afford a complete loss on the purchase of the Interest.

5. The undersigned acknowledges that there has been made available to it, during the course of the transaction and prior to the sale, the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the terms and conditions of the purchase and sale of the Interest, and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable efforts or expense) necessary to verify the accuracy of the information received by the undersigned. The undersigned has received all the information, both written and oral, that it desires.

6. The undersigned hereby consents that any certificate representing the Interest may contain a legend setting forth appropriate restrictions, including but not limited to (i) stating that the Interest is not registered under the Act or any applicable state securities law, and (ii) reciting that transfer thereof is restricted.

7. The undersigned understands that the terms of this Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon the undersigned and its successors and assigns, and the undersigned consents to all the terms thereof.

IN WITNESS WHEREOF, this offer has been duly executed under seal the day and year first above written.

GENCOR INDUSTRIES, INC.

By:
Name:
Title:

5201 N. Orange Blossom Trail Orlando, FL 32810

The foregoing offer is hereby accepted as of February     , 1998.

CARBONTRONICS, LLC

By:
Name: John F. Boc
Title: Authorized Person

2